UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 13, 2006
Plains All American Pipeline, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
333 Clay Street, Suite 1600, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 713-646-4100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
Purchase Agreement
Legal Opinion of Vinson & Elkins L.L.P.
Opinion of Vinson & Elkins L.L.P.

Item 1.01. Entry into a Material Definitive Agreement.
     On December 13, 2006, Plains All American Pipeline, L.P. (the “Partnership”) entered into a purchase agreement with several institutional and private investors in connection with the sale by the Partnership of 6,163,960 common units of the Partnership (the “Offering”) at a per unit price of $48.67. The common units are being offered pursuant to an effective shelf registration statement that the Partnership previously filed with the U.S. Securities and Exchange Commission. The closing of the Partnership’s sale of 6,163,960 common units is expected to occur later today.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
1.1	Purchase Agreement dated as of December 13, 2006 by and between Plains All American Pipeline, L.P. and the purchasers named therein.

5.1	Legal Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

	By:	Plains AAP, L.P., its general partner

		By:	Plains All American GP LLC, its general partner

			By: Name:	/s/ Tim Moore Tim Moore
			Title:	Vice President
December 19, 2006

Index to Exhibits
1.1	Purchase Agreement dated as of December 13, 2006 by and between Plains All American Pipeline, L.P. and the purchasers named therein.

5.1	Legal Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1)